Exhibit 99.1

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

On October 7, 2013, Vitran Corporation Inc. (the “Company” or “Vitran”) completed the sale of its U.S. LTL business to Data Processing, LLC (the “Buyer”). In order to complete the transaction, the Company capitalized the U.S. LTL business with the net amount of $3.0 million, after deducting the $2.0 million purchase price received by the Company from the Buyer. In addition, the Buyer funded a cash deficit of approximately $1.4 million in the U.S. LTL business between September 23, 2013 and closing. The following unaudited pro forma consolidated balance sheet and statements of income (loss) are derived from the historical consolidated financial statements of the Company. The pro forma consolidated balance sheet of the Company as of June 30, 2013 gives effect to the disposition as if it had occurred on that date. The pro forma consolidated statements of income (loss) of the Company for the six months ended June 30, 2013 and the fiscal years ended December 31, 2012, 2011 and 2010 assume the sale had been completed as of January 1, 2010. The unaudited pro forma consolidated balance sheet and statements of income (loss) should be read in conjunction with the notes thereto, and the historical consolidated financial statements, including the notes thereto, of the Company included in its Annual Report on Form 10-K for the year ended December 31, 2012.

The preparation of the unaudited pro forma consolidated financial information is based on financial statements prepared in accordance with accounting principles generally accepted in the United States of America. The principles require the use of estimates that affect the reported amounts of revenues and expenses. Actual results could differ from those estimates.

The unaudited pro forma consolidated financial information is provided for illustrative purposes only and does not purport to present what the actual results of income (loss) would have been had the transaction occurred on the respective dates assumed, nor is it necessarily indicative of the Company’s future operating results. However, the pro forma adjustments reflected in the accompanying unaudited pro forma consolidated financial information reflect estimates and assumptions that the Company’s management believes to be reasonable.

VITRAN CORPORATION INC.

PRO FORMA CONSOLIDATED BALANCE SHEET

June 30, 2013

(Unaudited)

(In thousands of United States dollars)

	As Reported	U.S. LTL (1)	Pro Forma Adjustments (2)	Pro Forma (8)
Assets
Current assets:
Cash and cash equivalents	$41,235	$—	$(3,000)	$38,235
Accounts receivable	73,343	(52,665)	—	20,678
Inventory, deposits and prepaid expenses	9,485	(6,772)	—	2,713
Income taxes recoverable	476	(211)	—	265
Deferred income taxes	87	—	—	87

Total current assets	124,626	(59,648)	(3,000)	61,978

Property and equipment	123,716	(74,257)	—	49,459
Intangible assets	1,841	(1,841)	—	—
Goodwill	5,278	—	—	5,278

Total assets	$255,461	$(135,746)	$(3,000)	$116,715

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$70,840	$(45,433)	$2,500	$27,907
Current portion of long-term debt	3,828	(2,538)	—	1,290

Total current liabilities	74,668	(47,971)	2,500	29,197

Long-term debt	79,155	(32,072)	—	47,083
Deferred income taxes	997	—	—	997

Shareholders’ equity	100,641	(55,703)	(5,500)	39,438

Total liabilities and shareholders’ equity	$255,461	$(135,746)	$(3,000)	$116,715

See accompanying notes to pro forma consolidated financial information

VITRAN CORPORATION INC.

PRO FORMA CONSOLIDATED STATEMENT OF INCOME (LOSS)

For the Six Months Ended June 30, 2013

(Unaudited)

(In thousands of United States dollars except for per share amounts)

	As Reported	U.S. LTL (3)	Pro Forma (8)
Revenue	$326,552	$(229,889)	$96,663
Operating expenses:
Salaries, wages and other employee benefits (4)	148,750	(133,941)	14,809
Purchased transportation	50,944	(17,303)	33,641
Depreciation and amortization	7,597	(5,994)	1,603
Maintenance	16,189	(12,009)	4,180
Rents and leases	17,515	(16,201)	1,314
Owner operators	24,974	—	24,974
Fuel and fuel-related expenses	61,443	(50,593)	10,850
Other operating expenses	31,439	(26,231)	5,208
Other income	(963)	779	(184)

Total operating expenses	357,888	(261,493)	96,395

Income (loss) from continuing operations before the undernoted	(31,336)	31,604	268

Interest expense, net (5,7)	(3,278)	1,397	(1,881)

Loss from continuing operations before income taxes	(34,614)	33,001	(1,613)

Income tax recovery	(12)	(71)	(83)

Net loss from continuing operations	$(34,602)	$33,072	$(1,530)

Loss per share:

Basic and Diluted:
Loss from continuing operations	$(2.11)		$(0.09)

Weighted average number of shares:
Basic	16,417,108		16,417,108
Diluted	16,417,108		16,417,108

See accompanying notes to pro forma consolidated financial information

VITRAN CORPORATION INC.

PRO FORMA CONSOLIDATED STATEMENT OF INCOME (LOSS)

For the Year Ended December 31, 2012

(Unaudited)

(In thousands of United States dollars except for per share amounts)

	As Reported	U.S. LTL (3)	Pro Forma (8)
Revenue	$702,914	$(508,971)	$193,943

Operating expenses:
Salaries, wages and other employee benefits	305,033	(280,060)	24,973
Purchased transportation	104,447	(34,031)	70,416
Depreciation and amortization	15,435	(12,280)	3,155
Maintenance	34,201	(24,037)	10,164
Rents and leases	33,823	(31,035)	2,788
Owner operators	48,345	—	48,345
Fuel and fuel related expenses	135,365	(113,409)	21,956
Other operating expenses	64,352	(56,308)	8,044
Other income	(235)	192	(43)

Total operating expenses	740,766	(550,968)	189,798

Income (loss) from continuing operations before the undernoted	(37,852)	41,997	4,145

Interest expense, net (7)	(5,417)	2,293	(3,124)

Income (loss) from continuing operations before income taxes	(43,269)	44,290	1,021
Income tax expense (recovery)	(643)	1,883	1,240

Net loss from continuing operations	$(42,626)	$42,407	$(219)

Loss per share:

Basic and Diluted:
Loss from continuing operations	$(2.60)		$(0.01)

Weighted average number of shares:
Basic	16,391,252		16,391,252
Diluted	16,391,252		16,391,252

See accompanying notes to pro forma consolidated financial information

VITRAN CORPORATION INC.

PRO FORMA CONSOLIDATED STATEMENT OF INCOME (LOSS)

For the Year Ended December 31, 2011

(Unaudited)

(In thousands of United States dollars except for per share amounts)

	As Reported	U.S. LTL (3)	Pro Forma (8)
Revenue	$686,242	$(493,927)	$192,315

Operating expenses:
Salaries, wages and other employee benefits	283,363	(258,666)	24,697
Purchased transportation	109,133	(39,283)	69,850
Depreciation and amortization	14,969	(11,772)	3,197
Maintenance	32,217	(21,260)	10,957
Rents and leases	26,321	(23,658)	2,663
Owner operators	46,905	—	46,905
Fuel and fuel related expenses	130,294	(109,933)	20,361
Other operating expenses	55,679	(47,281)	8,398
Other loss (income)	1,945	(2,006)	(61)

Total operating expenses	700,826	(513,859)	186,967

Income (loss) from continuing operations before the undernoted	(14,584)	19,932	5,348
Interest expense, net (6,7)	(6,808)	1,310	(5,498)

Loss from continuing operations before income taxes	(21,392)	21,242	(150)
Income tax expense (recovery)	(612)	1,780	1,168

Net loss from continuing operations	$(20,780)	$19,462	$(1,318)

Loss per share:

Basic and Diluted:
Loss from continuing operations	$(1.27)		$(0.08)

Weighted average number of shares:
Basic	16,326,760		16,326,760
Diluted	16,326,760		16,326,760

See accompanying notes to pro forma consolidated financial information

VITRAN CORPORATION INC.

PRO FORMA CONSOLIDATED STATEMENT OF INCOME (LOSS)

For the Year Ended December 31, 2010

(Unaudited)

(In thousands of United States dollars except for per share amounts)

	As Reported	U.S. LTL (3)	Pro Forma (8)
Revenue	$581,594	$(408,724)	$172,870

Operating expenses:
Salaries, wages and other employee benefits	241,200	(218,616)	22,584
Purchased transportation	99,222	(34,259)	64,963
Depreciation and amortization	16,748	(13,605)	3,143
Maintenance	25,603	(15,736)	9,867
Rents and leases	18,104	(15,881)	2,223
Owner operators	42,889	—	42,889
Fuel and fuel related expenses	87,105	(63,269)	23,836
Other operating expenses	50,916	(51,892)	(976)
Other loss (income)	(141)	162	21

Total operating expenses	581,646	(413,096)	168,550

Income (loss) from continuing operations before the undernoted	(52)	4,372	4,320

Interest expense, net (7)	(7,325)	1,227	(6,098)

Loss from continuing operations before income taxes	(7,377)	5,599	(1,778)

Income tax expense (recovery)	34,985	(36,122)	(1,137)

Net loss from continuing operations	$(42,362)	$41,721	$(641)

Loss per share:

Basic and Diluted:
Loss from continuing operations	$(2.60)		$(0.04)

Weighted average number of shares:
Basic	16,277,522		16,277,522
Diluted	16,277,522		16,277,522

See accompanying notes to pro forma consolidated financial information

VITRAN CORPORATION INC.

NOTES TO PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

(Unaudited)

(1) Adjustments to eliminate the U.S. LTL business assets and liabilities from the Company’s historical net assets as a result of the disposition of that business. Intercompany balances are excluded.

(2) Adjustments to reflect the other effects of the disposition, including: (i) the net capitalization of the U.S. LTL business of $3.0 million, after deducting the $2.0 million purchase price received by the Company at closing, and (ii) estimated transaction costs. The estimated loss on the sale of the U.S. LTL business assuming the disposition had closed on June 30, 2013 is approximately $61.2 million and is included in shareholders’ equity on the pro forma consolidated balance sheet. In addition, approximately $20.6 million in non-cash foreign currency translation losses will be reclassified from accumulated other comprehensive income to net earnings which would have no effect on total shareholders’ equity. The actual loss will be determined as of October 7, 2013, the closing date, and could be materially different from this estimate.

(3) Adjustments to eliminate the U.S. LTL business revenue and direct expenses from the Company’s historical financial results as a result of the disposition.

(4) Pro forma Salaries, wages and other employee benefits for the six months ended June 30, 2013 includes $1.8 million in severance to the previous President and Chief Executive Officer of Vitran.

(5) Pro forma Interest expense for the six months ended June 30, 2013 includes $0.4 million write-off of deferred financing fees.

(6) Pro forma Interest expense for the year ended December 31, 2011 includes $1.0 million write-off of deferred financing fees.

(7) Pro forma Interest expense for the six months ended June 30, 2013 and the years ended December 31, 2012, 2011 and 2010 includes interest on the Company’s senior revolving credit facility that was not directly attributable to any of the Company’s business units.

(8) The pro forma consolidated balance sheet and pro forma consolidated statements of income (loss) are comprised of the consolidated net assets and results of operations of Company’s Canadian LTL business and Corporate and Other.